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                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated August 5, 1999, relating to the financial statement and financial highlights of Active California Tax-Free Trust referred to in such report, which appear in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
August 25, 2000